NEWS RELEASE
For Immediate Release
April 25, 2007

Contact:
John Byczkowski, FHLBank Cincinnati
513-852-7085 (office) or 513-382-7615 (cell)

FHLBANK CINCINNATI ANNOUNCES MANAGEMENT CHANGES;

R. KYLE LAWLER NAMED SENIOR VICE PRESIDENT, CREDIT SERVICES

Cincinnati, OH – David H. Hehman, President, Federal Home Loan Bank of Cincinnati (FHLBank) announced the designation of R. Kyle Lawler as Senior Vice President, Credit Services and Robin C. McNulty as Vice President in charge of the Mortgage Purchase Program, effective May 1, 2007. The FHLBank’s Board of Directors approved these designations on April 19, 2007. Mr. Lawler succeeds Andrew S. Howell, who in January was promoted to Executive Vice President, Mission Asset Activity, while Mr. McNulty succeeds Mr. Lawler as head of the Mortgage Purchase Program.

Mr. Lawler will be responsible for the general management and daily operations of the Credit Services Department, which encompasses member advances, collateral, and capital stock. The member advances business, which provides liquidity to the FHLBank’s 741 member financial institutions, comprises a portfolio that totaled nearly $42 billion at year-end 2006. Mr. Lawler was previously Senior Vice President, Mortgage Purchase Program, which is the FHLBank’s secondary mortgage program for members. Mr. Lawler joined the FHLBank in 2000 to lead creation of the Mortgage Purchase Program, which has grown to a portfolio of $8.4 billion at year-end 2006.

Prior to joining the FHLBank, Mr. Lawler was employed as Vice President, Portfolio Services with GE Capital Mortgage Insurance in Raleigh, North Carolina. Mr. Lawler began his career in mortgage banking in 1983 with the Mortgage Corporation of the South in secondary marketing, now known as Washington Mutual (f.k.a. HomeSide Lending, Inc.). He held several progressively responsible management positions in security sales and security trading during the 13 years that he was employed with HomeSide Lending. Mr. Lawler holds a bachelor’s degree in business administration from the University of Mississippi and pursued post-graduate studies at the University of Alabama. He resides with his wife Michelle in Union, Kentucky, and they have three grown children.

Mr. McNulty rejoined the FHLBank in December 2005 after a 14-year absence, during which he served as CEO of Benchmark Federal Savings Bank in Cincinnati, as Director of Banking Services for Federated Department Stores’ FACS Group in Cincinnati, and as COO of the Cincinnati Development Fund, which promotes affordable housing. He had previously worked for the Bank in various management positions within the Housing and Credit Departments from 1980 to 1992, rising to Vice President, Asset/Liability Management. Mr. McNulty holds a bachelor’s degree in history and political science from Marietta College, a master’s degree in city planning from the University of Tennessee, and an MBA with a concentration in finance from the University of Cincinnati. He and his wife Melanie live in Finneytown, Ohio, and they have two grown children.

The Federal Home Loan Bank of Cincinnati is an $81 billion, triple-A rated regional wholesale bank providing financial services for residential housing and economic development to 741 member financial institutions located in the Fifth FHLBank District of Kentucky, Ohio and Tennessee. The FHLBank System, including 12 district FHLBanks, was chartered in 1932 by the U.S. Congress to promote housing finance but is wholly owned by its member institution stockholders and does not use taxpayer dollars.

This news release may contain forward-looking statements that are subject to risks and uncertainties including, but not limited to, the effects of economic market conditions on demand for the FHLBank’s products, legislative or regulatory developments concerning the FHLBank System, competitive forces and other risks detailed from time to time in the FHLBank’s filings with the Securities and Exchange Commission. The forward-looking statements speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and the FHLBank undertakes no obligation to update any such statements.

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